Exhibit 4(y)(3)
[EXECUTION COPY]
AMENDMENT NO. 2
TO
LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT
This AMENDMENT NO. 2, dated as of September 16, 2008 (this “Amendment”), is made by and among TUCSON ELECTRIC POWER COMPANY, an Arizona corporation (the “Borrower”), the lenders listed on the signature pages of this Amendment as “Lenders” (such lenders, together with their respective permitted assignees from time to time, being referred to herein, collectively, as the “Lenders”), and JPMORGAN CHASE BANK, N.A., as administrative agent for the Issuing Bank (as defined in the Reimbursement Agreement referred to below) and the Lenders (in such capacity, the “Administrative Agent”).
PRELIMINARY STATEMENT:
The Borrower, the Lenders, JPMorgan Chase Bank, N.A., as Issuing Bank, Union Bank of California, N.A., as Syndication Agent, ABN AMRO Bank N.V., SunTrust Bank and Wells Fargo Bank, National Association, as Co-Documentation Agents, and the Administrative Agent previously entered into that certain Letter of Credit and Reimbursement Agreement, dated as of April 30, 2008, as amended by Amendment No. 1 thereto, dated as of May 30, 2008 (as so amended, the “Existing Agreement”, as amended by this Amendment, the “Amended Agreement”, and as the Amended Agreement may hereafter be amended, supplemented or otherwise modified from time to time, the “Reimbursement Agreement”). The Borrower desires to amend Section 6.07 (Leverage Test) of the Existing Agreement in certain particulars. Each of the Borrower, the Required Lenders and the Administrative Agent has agreed to such amendment, on the terms and conditions set forth herein. The parties therefore agree as follows (capitalized terms used but not defined herein having the meanings assigned such terms in the Existing Agreement):
SECTION 1. Amendment to Existing Agreement. The Existing Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:
(a) Leverage Test. Section 6.07 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:
SECTION 6.07. Leverage Test. The Borrower will not permit the ratio of (a) Consolidated Total Indebtedness at the end of any fiscal quarter to (b) Consolidated EBITDA for the twelve-month period ended on such date to be greater than the amount specified in the chart below for the period in which such date shall occur:

Period	Maximum Ratio
From the Effective Date through and including June 30, 2008	4.00
From July 1, 2008 through and including September 30, 2008	4.50
From October 1, 2008 through and including December 31, 2008	4.75
From January 1, 2009 through and including June 30, 2009	4.50
From and after July 1, 2009	4.00

SECTION 2. Conditions of Effectiveness of Amendment. The amendment to the Existing Agreement set forth in Section 1 hereof shall become effective as of the date hereof when, and only when, the Administrative Agent shall have received (a) counterparts of this Amendment executed by the Borrower, the Required Lenders and the Administrative Agent and (b) for the account of each Lender that delivers an executed counterpart of this Amendment on or before September 16, 2008, a non-refundable amendment fee of 0.10% of such Lender’s Revenue Bond Commitment, in immediately available funds.
SECTION 3. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:
(a) The execution and delivery by the Borrower of this Amendment, and the performance by the Borrower of this Amendment and the Amended Agreement, are within the Borrower’s organizational powers and have been duly authorized by all necessary corporate and, if required, stockholder action, and do not and will not (i) violate any Requirement of Law, (ii) violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Consolidated Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Consolidated Subsidiaries, or (iii) result in the creation or imposition of any Lien on any asset of the Borrower or any of its Consolidated Subsidiaries, except Liens created under the Loan Documents or under the Mortgage Indenture. This Amendment has been duly executed and delivered by the Borrower.
(b) The execution and delivery by the Borrower of this Amendment, and the performance by the Borrower of this Amendment and the Amended Agreement, do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except as set forth in Section 3.03(a) of the Existing Agreement.
(c) Each of this Amendment and the Amended Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(d) No Default or Event of Default has occurred and is continuing.

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SECTION 4. Reference to and Effect on the Existing Agreement. (a) Upon the effectiveness of this Amendment: (i) each reference in the Existing Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Existing Agreement shall mean and be a reference to the Reimbursement Agreement; and (ii) each reference in any other Loan Document to “the Reimbursement Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Agreement shall mean and be a reference to the Reimbursement Agreement.
(b) Except as specifically amended or waived above, the Existing Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents (when executed and delivered by the Borrower pursuant to the Reimbursement Agreement) and all of the Collateral described therein do and shall continue to secure the payment of all Obligations.
(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the Issuing Bank or the Administrative Agent under the Existing Agreement or any other Loan Document, nor constitute a waiver of any provision of the Existing Agreement or any other Loan Document.
SECTION 5. Costs and Expenses. The Borrower agrees to pay on demand all reasonable out-of-pocket expenses of the Administrative Agent in connection with the preparation, negotiation, syndication, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees, charges and disbursements of counsel to the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder, and all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender (including, without limitation, the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment.

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SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In furtherance of the foregoing, it is understood and agreed that signatures hereto submitted by facsimile or other electronic transmission shall be deemed to be, and shall constitute, original signatures.
SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of the New York.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

TUCSON ELECTRIC POWER COMPANY
By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender
By:
Name:
Title:
Signature Page to Amendment No. 2 to Tucson Electric Letter of Credit and Reimbursement Agreement

UNION BANK OF CALIFORNIA, N.A., as a Lender
By:
Name:
Title:
Signature Page to Amendment No. 2 to Tucson Electric Letter of Credit and Reimbursement Agreement

ABN AMRO BANK N.V., as a Lender
By:
Name:
Title:

By:
Name:
Title:
Signature Page to Amendment No. 2 to Tucson Electric Letter of Credit and Reimbursement Agreement

SUNTRUST BANK, as a Lender
By:
Name:
Title:
Signature Page to Amendment No. 2 to Tucson Electric Letter of Credit and Reimbursement Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By:
Name:
Title:
Signature Page to Amendment No. 2 to Tucson Electric Letter of Credit and Reimbursement Agreement

COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, as a Lender
By:
Name:
Title:

By:
Name:
Title:
Signature Page to Amendment No. 2 to Tucson Electric Letter of Credit and Reimbursement Agreement

COMPASS BANK, an Alabama banking corporation, as a Lender
By:
Name:
Title:
Signature Page to Amendment No. 2 to Tucson Electric Letter of Credit and Reimbursement Agreement

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